Independent auditors' consent
------------------------------------------------------------------

The board and shareholders
AXP Money Market Series, Inc.:
         AXP Cash Management Fund


We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.



/s/ KPMG LLP
-------------
    KPMG LLP

    Minneapolis, Minnesota
    September 25, 2002